UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2016

United Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-33367	77-0575839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21255 Burbank Boulevard, Suite 400 Woodland Hills, CA 91367 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (818) 287-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 1, 2016, pursuant to the Agreement and Plan of Merger, dated as of May 4, 2016 (the “Merger Agreement”), by and among B. Riley Financial, Inc., a Delaware corporation (“BRF”), Unify Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of BRF (“Merger Sub”), and United Online, Inc., a Delaware corporation (the “Company”), Merger Sub merged with and into the Company with the Company continuing as the surviving corporation as a wholly-owned subsidiary of BRF (the “Merger”).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 1, 2016, the Company notified the NASDAQ Global Select Market (“NASDAQ”) that trading in the Company’s common stock, par value $0.0001 per share (“Company Common Stock”), should be halted prior to market open on July 1, 2016, and that the listing of the Company Common Stock should be removed. The Company has requested that NASDAQ file a notification of removal from listing of the Company Common Stock on Form 25 with the Securities and Exchange Commission. The Company intends to file a Form 15 with respect to the Company Common Stock requesting the deregistration of the Company Common Stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure contained in the Introductory Note above is incorporated herein by reference.

Pursuant to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of Company Common Stock excluding treasury shares, shares held by BRF or its subsidiaries (other than shares held for the benefit of customers or other third parties in the ordinary course of business, including shares held by investment funds) and dissenting shares, was converted into the right to receive $11.00 in cash (the “Per Share Merger Consideration”).

In addition, each outstanding option to acquire Company Common Stock, whether vested or unvested, was, automatically and without any required action on the part of the holder thereof, cancelled and entitled the holder of such option to receive an amount in cash, less applicable tax withholdings, equal to the product of (i) the number of shares of Company Common Stock underlying such option and (ii) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of such option. Each outstanding award of restricted stock units (each, a “Company RSU Award”) whether vested or unvested, was, automatically and without any required action on the part of the holder thereof, cancelled and converted into the right to receive (without interest) an amount in cash less applicable tax withholdings, equal to the product of (a) the Per Share Merger Consideration, and (b) the number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the effective time of the Merger.

The merger consideration was funded through consolidated cash on hand from BRF and the Company and its subsidiaries.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 5, 2016, which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, and upon effectiveness of the Merger, a change of control of the Company occurred, and the Company became a wholly-owned subsidiary of BRF.

The information set forth under Item 3.03 is incorporated into this Item 5.01 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1 2016, effective upon the consummation of the Merger, the Company’s directors resigned from their positions as directors of the Company, and pursuant to the terms of the Merger Agreement, each of the members of Merger Sub’s board of directors immediately prior to the effective time of the Merger, consisting of Bryant R. Riley, Thomas J. Kelleher and Phillip J. Ahn, became a member of the Company’s board of directors following the effective time of the Merger.

Also, on July 1, 2016 in connection with the consummation of the Merger, each of the Company’s named executive officers as of the Company’s most recent periodic filing, Jeffrey Goldstein (Interim Chief Executive Officer), Edward Zinser (Executive Vice President and Chief Financial Officer) and Mark Harrington (Executive Vice President and General Counsel), ceased serving in such capacities.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety.

Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Item 8.01. Other Events.

On July 1, 2016, BRF issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

See Exhibit Index.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2016

United Online, INc.

By:	/s/ Michelle D. Stalick
Name:	Michelle D. Stalick
Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 4, 2016, by and among B. Riley Financial, Inc., Unify Merger Sub, Inc. and United Online, Inc. (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 5, 2016 and incorporated herein by reference).
3.1	Amended and Restated Certificate of Incorporation of United Online, Inc., as amended and restated on July 1, 2016.
3.2	Amended and Restated Bylaws of United Online, Inc., as amended and restated on July 1, 2016.
99.1	Press Release, dated July 1, 2016.